Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Emeritus Corporation:


We consent to incorporation by reference in the registration statements (Nos. 333-60323, 333-05965 and 333-70580) on Form S-8 and (No. 333-20805) on Form S-3
of Emeritus Corporation of our report dated March 12, 2004, relating to the combined balance sheet of the Horizon Bay Properties as of December 31, 2003, and the related combined statements of operations, changes in members' deficit, and cash flows for the year then ended, which report appears in the report on Form 8-K/A of Emeritus Corporation dated March 15, 2004.


/s/ KPMG LLP


Seattle, Washington
March 15, 2004